UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FNB CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following material was mailed to shareholders of FNB Corporation on January 14, 2008, in connection with FNB Corporation’s proposed merger of equals with Virginia Financial Group, Inc.:

January 11, 2008

Do NOT be misled by MISREPRESENTATIONS!

Dear Fellow Shareholders:

In the past day or so, you may have received a letter from the group opposing the merger. The members of the FNB Board who voted in favor of and strongly support the merger with Virginia Financial Group, Inc. apologize to you for being exposed to a barrage of negative campaign tactics and the false portrayal of the facts surrounding our proposed merger, which you received from the opposition.

We FIRMLY believe in the merits of the proposed merger and want to make sure that each shareholder knows the TRUTH so that you can make an informed decision. To this end, we hope that by now you have received our proxy statement for the upcoming special meeting.

Our merger is NOT a “sale” of FNB. It is a merger of equals that we believe is one of the most “equal” transactions that we could have negotiated. Some KEY FACTS are:

•	The proposed merger provides the opportunity to form Virginia’s BEST community banking organization. The combined bank will be the LARGEST independent commercial bank headquartered in Virginia.

•	Shareholder value is expected to be enhanced by a 20% increase in your dividend.

•	FNB’s shareholders will own over 52% of the combined company.

•	The combined bank, with over $3 billion in assets, and supporting operations center will be headquartered in Christiansburg.

•	The combined company and combined bank will be led by an EQUAL number of directors from both FNB & VFG.

•

No FNB branch offices will be closed as a result of the merger and the Commercial Division will remain intact and enhanced from its current configuration. In other words, the people with whom you have worked in the past will continue to be available to assist you and our other customers with the same commitment to excellence.

New River Valley • Roanoke Valley • Central Virginia

•	The future growth of the combined bank will provide enhanced opportunities for our current staff and provide employment opportunities in the region as the bank grows.

•

The Chairman of the combined company will be Bill Heath of FNB while Greg Feldmann of FNB will be President & CEO of the combined bank. Dr. Ray Smoot, current Chairman of First National Bank, will be Chairman of the combined bank. Key senior management positions will also be filled by current FNB personnel. Keith Houghton, Woody Nester, Charles McGuire, Joe Beury, Dave DeHart and Dale Clark will be senior executives in the combined bank and will continue to live & work in western Virginia. In addition, Christine Lewis will be the Corporate Secretary and the Investor Relations contact.

One of the most disconcerting issues we have had to deal with during the last several months is the fact that some of the opposition leaders have unjustifiably impugned the integrity of your Board members and the process leading up to our merger decision.

The TRUTH is that your Board followed a very careful and informed decision making process. The Board evaluated several alternatives and solicited the advice and counsel of highly skilled experts to assist in the due diligence that was performed regarding the merger. The Board was advised by Davenport & Company, LLC, a highly respected and experienced investment banking firm. The Board also relied on the legal counsel of Troutman Sanders LLP. Both Davenport and Troutman Sanders have decades of experience working with community banks and the banking industry.

We are convinced that this transaction is GOOD for our shareholders, customers, employees and the communities we serve. We have no agenda other than to do what is in the best interest of FNB and its shareholders. We trust that after you consider the information provided to you in our proxy statement you will conclude that the merger with VFG IS the right strategy. We welcome your questions and STRONGLY encourage you to vote “FOR” this merger on every “WHITE” proxy that you receive.

Respectfully,

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, VFG filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a definitive joint proxy statement/prospectus. The Form S-4 was declared effective by the SEC on December 28, 2007, and the joint proxy statement/prospectus was first mailed to shareholders of VFG and FNB on or about January 3, 2008. Each of FNB and VFG may also file with the SEC other documents regarding the proposed merger.

FNB and VFG urge shareholders to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information about the companies and the proposed transaction.

Investors and shareholders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by FNB and VFG through the website maintained by the SEC at http://www.sec.gov. Free copies of these documents also may be obtained by directing a request by telephone or mail to Virginia Financial Group, Inc., 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911, Attention: Investor Relations (telephone: (434) 964-2211) or FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068, Attention: Investor Relations (telephone: (540) 382-6042) or by accessing VFG’s website at http://www.vfgi.net under “SEC Filings and Other Documents” or FNB’s website at http://www.fnbonline.com under “Investor Relations/SEC Filings.”

The information on VFG’s and FNB’s websites is not, and shall not be deemed to be, a part of this letter or incorporated into other filings either company makes with the SEC.

VFG and FNB and their directors, certain of their executive officers, and the members of FNB Shareholders for Progress are participants in the solicitation of proxies from the shareholders of VFG and/or FNB, respectively, in connection with the merger. Information about the directors and executive officers of VFG is set forth in the proxy statement for VFG’s 2007 annual meeting of shareholders filed with the SEC on March 28, 2007. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2007 annual meeting of shareholders filed with the SEC on March 30, 2007. Information about the members of FNB Shareholders for Progress is contained in Annex F to the joint proxy statement/prospectus. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.